UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

January 7, 2020

JBG SMITH PROPERTIES

(Exact name of Registrant as specified in its charter)

Maryland	No. 001-37994	81-4307010
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification No.)

4747 Bethesda Avenue, Suite 200 Bethesda, MD	20814
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (240) 333-3600
Former name or former address, if changed since last report: 4445 Willard Avenue, Suite 400, Chevy Chase, Maryland 20815

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, par value $0.01 per share	JBGS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 1.01	Entry into a Material Definitive Agreement.

Amendment to Credit Agreement

On January 7, 2020, JBG SMITH Properties LP (“JBG SMITH LP”), the operating partnership of JBG SMITH Properties (the “Company”), entered into a Second Amendment to Credit Agreement (the “Amendment”), which amends its existing Credit Agreement, dated as of July 18, 2017, as amended by the First Amendment to Credit Agreement, dated as of May 8, 2019 (as previously amended, the “Existing Credit Agreement”) with Wells Fargo Bank, National Association, as administrative agent, and the financial institutions party thereto (the “Lenders”). The Existing Credit Agreement provided for an unsecured revolving credit facility in an aggregate available principal amount of $1.0 billion (the “Revolving Facility”), an unsecured delayed draw tranche A-1 term loan facility in an aggregate available principal amount of $200,000,000 (the “Tranche A-1 Term Loan Facility”) and unsecured delayed draw tranche A-2 term loan facility in an aggregate available principal amount of $200,000,000 (the “Tranche A-2 Term Loan Facility”). As of January 7, 2020, the outstanding principal balance of the Tranche A-1 Term Loan Facility was $100.0 million, the outstanding principal balance of the Tranche A-2 Term Loan Facility was $200.0 million and $200.0 million of the Revolving Facility was drawn by JBG SMITH LP.

The Amendment, among other things, (i) extends the maturity of the Revolving Facility from July 16, 2021 to January 7, 2025; (ii) decreases the interest rate payable on outstanding loans in respect of the Revolving Facility by five basis points at certain interest rate margin levels, resulting in borrowings under the Revolving Facility bearing interest, at JBG SMITH LP’s option, at a per annum rate equal to a margin over either LIBOR for an interest period from time to time elected by JBG SMITH LP or a margin over a base rate (determined in a customary manner) that varies based on a ratio of the Company’s total outstanding indebtedness to a valuation of certain real property businesses and assets (the “Leverage Ratio”), ranging from 1.05% to 1.50% for LIBOR loans and from 0.05% to 0.50% for base rate loans; (iii) decreases the commitment fee payable under the Revolving Facility at a certain Leverage Ratio level, resulting in commitment fees payable to the Lenders under the Revolving Facility in respect of the aggregate commitments thereunder (whether or not utilized) at a per annum rate equal to 0.15% or 0.30%, depending on the Leverage Ratio; and (iv) modifies certain representations, covenants, and other provisions as provided for in the Amendment. In connection with the Amendment, the Company was required to pay certain fees to Wells Fargo Bank, National Association, the other arrangers in respect of the Revolving Facility and the Lenders under the Revolving Facility consenting to the Amendment.

Except as amended by the Amendment, the terms of the Existing Credit Agreement remain in full force and effect.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

From time to time, JBG SMITH LP has had customary commercial and/or investment banking relationships with Wells Fargo Bank, National Association and/or certain of its respective affiliates.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

10.1      Second Amendment to Credit Agreement, dated as of January 7, 2020, by and among JBG SMITH Properties LP, as Borrower, the financial institutions party thereto as lenders, and Wells Fargo Bank, National Association, as Administrative Agent.

104       Cover Page Interactive Data File (embedded within the Inline XBRL document).

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JBG SMITH PROPERTIES

	By:	/s/ Steven A. Museles
	Name:	Steven A. Museles
	Title:	Chief Legal Officer and Secretary

Date: January 7, 2020

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